Exhibit 21.1


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Subsidiaries of Registrant                                Jurisdiction of Incorporation
--------------------------                                -----------------------------
Area Services, Inc.                                        Kentucky
Commonwealth Bancorp of Glasgow                            Kentucky
Bowling Green Bank & Trust Company, N.A.                   United States
Broadway Bank & Trust                                      Kentucky
The New Farmers National Bank                              United States
The Owensboro National Bank                                United States
First City Bank & Trust Company                            Kentucky
ABC Credit Corporation                                     Kentucky
Southern Deposit Bank                                      Kentucky
Citizens Deposit Bancshares, Inc.                          Kentucky
Citizens Deposit Bank                                      Kentucky
Cardinal Bancshares, Inc.                                  Kentucky
Jefferson Banking Company                                  Kentucky
First & Peoples Bank                                       Kentucky
Alliance Bank                                              Kentucky
The Vine Street Trust Company                              Kentucky
Vine Street Financial, Inc.                                Kentucky
HNB Bank, N.A.                                             United States
Cardinal Data Service Corporation                          Kentucky
Mutual Insurance Agency, Inc.                              Kentucky
Mutual Service Corporation                                 Kentucky
Peoples Commercial Bank                                    Kentucky

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